Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS HAS SIGNED A DEFINITIVE AGREEMENT TO ACQUIRE QUAERO CORPORATION

Acquisition Enhances Customer Interaction Management Capabilities with

Marketing Performance Management and Predictive Analytics

ENGLEWOOD, Colo. (December 8, 2008) — CSG Systems International, Inc. (NASDAQ: CSGS), a leading provider of customer interaction management and billing solutions, today announced that it has reached a definitive agreement to acquire Quaero Corporation, a marketing services provider (MSP) with expertise in customer strategy, analytics, and marketing performance management, headquartered in Charlotte, North Carolina. This acquisition broadens CSG’s solution suite with powerful customer intelligence capabilities that will further assist its clients in maximizing the value of their customer interactions.

Founded in 1999, Quaero is a marketing services company providing solutions that enable clients to accelerate customer value, improve customer relationships, and increase profitability with relevant and timely multi-channel customer interactions. Quaero provides a comprehensive range of services that focus on the optimization of a client’s marketing efforts. Included in these offerings are the development and hosting of marketing database solutions combined with advanced analytics that help a client to predict a customer’s behavior and enable more innovative customer care and marketing strategies. In addition, Quaero provides implementation expertise to manage automation applications such as campaign and lead management, business intelligence, and marketing resource management tools.

The Quaero acquisition will continue to extend CSG’s reach into new industry verticals and further diversify its revenue base. Quaero’s solutions have been deployed across a variety of industries, including financial services, pharmaceutical/healthcare, media/publishing, travel/hospitality, consumer, and high tech. CSG plans to enhance these client relationships by broadening Quaero’s strategic marketing offerings with CSG’s customer interaction management solutions such as print services, interactive messaging, and e-communications.

In addition, CSG will integrate Quaero’s capabilities with its existing customer interaction management solution suite, most notably for CSG’s cable and satellite clients. The combined solution will allow these clients to utilize key data from CSG’s billing system and other external data feeds to profile and predict customer profitability and behavior. These clients can then leverage that information by integrating the intelligence with CSG’s customer care and marketing solutions to engage in more timely and pertinent customer interactions via their customer service representatives, websites, monthly statements, interactive messaging, and direct marketing.

“Our clients will be able to apply this customer intelligence and predictive analytics to enhance many aspects of the customer care experience,” said Peter Kalan, CSG president and chief executive officer. “With the capability to operationalize this data, CSG can now offer relevant, personalized marketing and customer care communications to support all aspects of the customer lifecycle, including customer acquisition, customer retention, collections, and up-sell and cross-sell programs.”

“There is significant market opportunity related to utilizing advanced customer knowledge,” said Naras Eechambadi, Quaero’s chief executive officer. “With this acquisition, CSG will be able to offer an innovative customer intelligence solution that allows its clients to increase profitability, enhance customer satisfaction, and better position marketing strategies.”

Financial Terms

The agreement provides that CSG will acquire Quaero Corporation for approximately $15 million, to be paid in cash upon closing of the transaction. In addition, the merger agreement provides for contingent payments of up to $9.5 million through the end of 2010 upon the achievement of certain criteria. Closing is currently anticipated to be on or about December 31, 2008, subject to the satisfaction of customary closing conditions.

Quaero expects to generate approximately $13 million in revenue and operate at close to EBITDA breakeven for the full year 2008. Since the transaction is expected to close at yearend 2008, this acquisition is expected to have minimal impact on CSG’s results of operations for 2008. The 2009 financial expectations for this acquisition will be provided as part of CSG’s financial guidance for full year 2009 in conjunction with the announcement of its earnings for the fourth quarter of 2008 on Tuesday, January 27, 2009.

About CSG Systems

Headquartered in Englewood, Colorado, CSG Systems International (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

About Quaero

Quaero is a new breed of marketing services provider that helps its clients shift from traditional campaign-driven marketing to real-time, multichannel customer interaction. The company expertly blends strategy and analytics with performance management and technology to establish dialogues that improve the customer experience while increasing overall customer value. Headquartered in Charlotte, North Carolina, Quaero serves category-leading clients within the financial services, pharmaceutical/healthcare, media/publishing, travel/hospitality, consumer, and high tech industries. For more information, call 1-877-570-2100, or visit www.quaero.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, economic conditions, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 5) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 6) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 7) CSG’s continued ability to protect its intellectual property rights; and 8) CSG’s dependency on a variety of computing environments and communications networks, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Media Relations:

Elise Brassell

CSG Systems International

Phone: (303) 804-4962

E-mail: elise_brassell@csgsystems.com

Investor Relations:

Kathleen Marvin

CSG Systems International

Phone: (303) 804-4941

E-mail: kathleen_marvin@csgsystems.com

###